UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2023 22nd Century Group, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (the “Sales Agent”) under which the Company may issue and sell in a registered offering shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent (the “ATM Offering”). The Company currently intends to use any net proceeds from this ATM Offering for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities, for expansion and acceleration of the launch of the Company’s VLN® reduced nicotine content tobacco cigarettes in additional markets, research and development expenses, procurement and development of additional intellectual property rights and working capital.

Subject to the terms and conditions of the Sales Agreement, each time that the Company wishes to issue and sell shares of common stock, it will notify the Sales Agent and the Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement.

The Company will pay the Sales Agent 3.00% of the gross proceeds of the sales price per share of common stock sold through the Sales Agent under the Sales Agreement. In addition, the Company will reimburse the Sales Agent for certain fees and disbursements to its legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $75,000 in the aggregate.

Sales of the Company’s common stock through or to the Sales Agent, if any, will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Company is not obligated to make any sales of its common stock under the Sales Agreement and may at any time suspend offers under the Sales Agreement. The Sales Agreement will terminate upon the earlier of (i) the sale of all of the Company’s common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as permitted therein.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The issuance and sale of common stock, if any, by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3, once effective, which was filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023 (the “Registration Statement”), and the Company’s prospectus supplement relating to the offering filed therewith that forms part of the Registration Statement. The Registration Statement and prospectus supplement have been filed with the SEC but are not yet effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock nor shall there be any sale of shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Sales Agreement, dated March 9, 2023, by and between 22nd Century Group, Inc. and Cowen and Company, LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on March 10, 2023)
Exhibit 104	Cover Page Interactive Data File (Formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ James A. Mish
Date: March 10, 2023	James A. Mish
Chief Executive Officer